Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into and effective on January 7, 2014 (the “Effective Date”), and as of the Effective Date amends the Employment Agreement dated September 6, 2011 by and between ZIOPHARM ONCOLOGY, INC. (hereinafter the “Company”), and Caesar J. Belbel (hereinafter “Executive”), (the “Employment Agreement”).

RECITALS

WHEREAS, the Company and Executive wish to amend the Employment Agreement as of the Effective Date to reflect that: (i) upon any termination of Executive’s employment, any then accrued and unused vacation will be timely paid to Executive, and (ii) during Executive’s employment the Executive’s accrued and unused vacation may be carried forward to future calendar years, subject to the limitations and pursuant to the terms of the Company’s generally applicable vacation policy.

NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree that the Employment Agreement is amended as of the Effective Date as follows:

ARTICLE 1

AMENDMENTS

1.1 Vacation Benefit Changes. Section 4(f) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Vacation and Other Benefits. Employee shall be entitled to a vacation of four (4) weeks per annum (or pro rata portion thereof for any partial year), in addition to holidays observed by the Company as they fall on scheduled days of work. Employee shall be entitled to carry forward accrued and unused vacation to the next year of employment, subject to the limitations and pursuant to the terms of the Company’s generally applicable vacation policy. Notwithstanding anything to the contrary set forth in Section 9 of this Agreement or elsewhere in this Agreement, upon any termination of Employee’s employment, the Company will provide timely payment to Employee in respect of any then accrued but unused vacation. Employee shall also be entitled to the rights and benefits for which he shall be eligible under any benefit or other plans (including, without limitation, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, bonus plans and other so-called “fringe” benefits) as the Company shall make available to other employees generally from time to time.”

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ARTICLE 2

GENERAL PROVISIONS

2.1 Impact of Amendment. Except as expressly amended by this Amendment, the terms of the Employment Agreement remain in full force and effect.

2.2 Governing Law. This Agreement shall be construed, interpreted, and applied in accordance with the laws of the Commonwealth of Massachusetts, applying to contracts fully executed and performed in the Commonwealth of Massachusetts.

2.3 Validity. The invalidity or unenforceability of any provision of this Amendment or the Employment Agreement shall not affect the validity or enforceability of any other provision of this Amendment or the Employment Agreement, which shall remain in full force and effect.

2.4 Controlling Document. In case of conflict between any of the terms and condition of this Amendment and the Employment Agreement herein referred to, the terms and conditions of this Amendment shall control.

2.5 Executive Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Amendment, and has been advised to do so by the Company, and (b) that he has read and understands the Amendment, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

2.6 Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same document.

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Executed by the parties hereto on the date(s) set forth below:

COMPANY:

ZIOPHARM ONCOLOGY, INC.

BY:	/s/ Jonathan Lewis
JONATHAN LEWIS, M.D., PH.D
CHIEF EXECUTIVE OFFICER

Dated:	January 7, 2014

EXECUTIVE:

/s/ Caesar J. Belbel
CAESAR J. BELBEL

Dated:	January 7, 2014

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